UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 24, 2022	(May 23, 2022)
PACIFIC PREMIER BANCORP, INC.
(Exact name of registrant as specified in its charter)
Delaware	0-22193	33-0743196
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
17901 Von Karman Avenue, Suite 1200, Irvine, CA 92614
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (949) 864-8000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	PPBI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election Of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated 2022 Long-Term Incentive Plan

On May 23, 2022, at the Annual Meeting of Stockholders (the “2022 Annual Meeting”) of Pacific Premier Bancorp, Inc. (the “Company”), the Company’s stockholders approved the Company’s Amended and Restated 2022 Long-Term Incentive Plan (the “2022 LTIP”), which restates the long-term incentive plan previously in place in order to increase by 2,000,000 the total number of shares of the Company’s common stock reserved for issuance under the 2022 LTIP, update the definition of “change in control” to align with recent amendments to the employment agreements of the Company’s named executive officers, and provide for other updates in applicable law and executive compensation best practices. The 2022 LTIP is described in further detail in the Company’s definitive proxy statement for the 2022 Annual Meeting filed on April 13, 2022 (the “Definitive Proxy Statement”), and a copy of the approved 2022 LTIP is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Director Retirement; Board Committee Appointment

Effective immediately following the 2022 Annual Meeting, Ms. Cora Tellez retired from the Company’s Board of Directors (the “Board”), including from her membership on the Board’s Compensation Committee, and from the Board of Directors of Pacific Premier Bank. Effective as of Ms. Tellez’s retirement, the Board’s size was reduced from twelve (12) to eleven (11) directors.

Also effective on May 23, 2022, Ms. Rose McKinney-James was appointed to serve as a member of the Company’s Enterprise Risk and Nominating and Governance Committees.

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

Set forth below are the four proposals that were voted on at the 2022 Annual Meeting and the related voting results, as certified by the 2022 Annual Meeting inspector of election. Each of the proposals, described in further detail in the Definitive Proxy Statement, was approved by the Company’s stockholders. Other than the four proposals summarized below, no other item of business was submitted at the 2022 Annual Meeting.

On the record date for the 2022 Annual Meeting, there were 94,984,637 shares of Company common stock issued, outstanding and entitled to vote. Stockholders holding 87,253,504 shares of Company common stock were present at the 2022 Annual Meeting, in person or represented by proxy.

Proposal 1: The eleven nominees named in the Company’s Definitive Proxy Statement were elected to serve a one-year term expiring in 2023 or until their successors are duly elected and qualified, based upon the following votes:

Nominee	Votes For	Votes Against	Abstain	Broker Non-Votes
Ayad A. Fargo	83,139,505	1,227,295	40,155	2,846,549
Steven R. Gardner	82,335,586	2,053,347	18,022	2,846,549
Joseph L. Garret	82,755,198	1,632,902	18,855	2,846,549
Jeffrey C. Jones	82,443,983	1,945,161	17,811	2,846,549
Rose E. McKinney-James	84,324,388	44,203	38,364	2,846,549
M. Christian Mitchell	78,136,172	6,216,891	53,892	2,846,549
George M. Pereira	84,312,813	59,698	34,444	2,846,549
Barbara S. Polsky	83,246,789	1,107,711	52,455	2,846,549
Zareh H. Sarrafian	83,132,271	1,218,978	55,706	2,846,549
Jaynie M. Studenmund	84,105,698	381,620	19,637	2,846,549
Richard C. Thomas	84,244,605	141,808	20,542	2,846,549

Proposal 2: The proposal to approve the 2022 LTIP, as described in the Definitive Proxy Statement and in additional definitive materials filed by the Company with the SEC on May 11, 2022, was approved by the following votes:

For	Against	Abstain	Broker Non-Votes
59,128,430	25,242,117	36,408	2,846,549

Proposal 3: The proposal to approve, on a non-binding advisory basis, the compensation of the Company's named executive officers, as described in the Definitive Proxy Statement, was approved by the following votes:

For	Against	Abstain	Broker Non-Votes
83,253,736	1,096,273	56,946	2,846,549

Proposal 4: The appointment of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending December 31, 2022 was ratified, having received the following votes:

For	Against	Abstain
87,236,011	7,239	10,254

ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

10.1	Pacific Premier Bancorp, Inc. Amended and Restated 2022 Long-Term Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC PREMIER BANCORP, INC.

Dated:	May 24, 2022	By:	/s/ STEVEN R. GARDNER
Steven R. Gardner
Chairman, President, and Chief Executive Officer